UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 12, 2012

CONTINUITYX SOLUTIONS, INC.
(Exact name or registrant as specified in its charter)

Delaware	4841	27-2701563
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ContinuityX Solutions, Inc.
610 State Route 116
Metamora, IL 61548
(Address of Principal Executive Offices, Including Zip Code)

309-367-2800
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01:    Other Events

On December 12, 2012, ContinuityX Solutions, Inc. (the “Company”) received notification from its registered agent in the State of Delaware that SBC Global Services, Inc. DBA AT&T Global Services (“AT&T”) had filed a complaint with the Clerk of the District Courts in Dallas County, Texas against ContinuityX, Inc., a wholly-owned subsidiary of the Company (the “Lawsuit”).  The complaint seeks approximately nine million ($9,000,000) dollars in damages which AT&T claims is owed as a result of the Company’s alleged breach of contract as an “AT&T Solution Provider” attributable to the failure by certain customers of AT&T, who had been introduced to AT&T by the Company, to make payments to AT&T for which commissions had been paid by AT&T to the Company.  The Company and its counsel are presently investigating these claims.  The Company intends to vigorously defend itself in this action and interpose counterclaims against AT&T for monies due to the Company and any damages sustained.

ITEM 4.02:    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 13, 2012, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) and certain members of Management concluded that as a result of the notification to Management and the Audit Committee of the claims underlying the Lawsuit, there was a failure to disclose potential claims with respect to the Lawsuit which should have been disclosed as a subsequent event in the Annual Report on Form 10-K filed by the Company on September 28, 2012, which may require a restatement of the financial statements provided in such annual report and in the quarterly reports on Form 10-Q filed by the Company on February 15, 2012, May 15, 2012 and November 21, 2012.  The Audit Committee intends to review the matter on behalf of the Board of Directors of the Company and report its findings to the Board of Directors including any recommended changes or additions to internal controls to prevent non-disclosure in the future.  As part of this review, the Audit Committee will consider the effect of the Lawsuit on the Company’s accounts receivable and revenue recognition and to what extent it will be necessary for the Company to revise and restate previous financial statements of the Company.

The matters disclosed in this Item 4.02 filed on Form 8-K have been discussed with the Company's independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContinuityX Solutions, Inc. (the Company)

Dated: December 13, 2012	By:	/s/ David Godwin
David Godwin
Title: President